UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 12, 2007

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     We entered into a new employment agreement with Michael F. Golden dated November 12, 2007, providing for the continued employment of Mr. Golden as the President and Chief Executive Officer of our company through November 30, 2010.
     The agreement provides for Mr. Golden to receive an annual base salary of $450,000, subject to annual review by our Board of Directors and increase based on performance. The agreement also provides for Mr. Golden to receive an annual bonus, in an amount to be determined by the Board of Directors based upon achievement of performance goals and other factors deemed relevant by the Board. The agreement provides for the grant to Mr. Golden of options to acquire 216,000 shares of our common stock at an exercise price of $15.00 per share with one third of such options vesting on each of the first, second, and third annual anniversary of the grant. The agreement also provides for the grant to Mr. Golden of restricted stock units for 160,000 shares of our common stock with one third of such shares vesting on each of the first, second, and third annual anniversary of the grant, provided that (i) our company meets the target for EBITDA less SFAS 123R expense as established and determined by the Board of Directors for the fiscal year in which the applicable vesting date occurs, and (ii) Mr. Golden is employed by our company on the applicable annual anniversary date of the grant. Mr. Golden may receive additional annual awards based on his performance and on the performance of our company in comparison to the relevant peer group, with the amount of such awards granted to be determined by the Board of Directors of our company.
     The agreement provides for Mr. Golden to receive a car allowance of $1,000 per month and to participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to other employees of our company. We will also reimburse Mr. Golden for the reasonable insurance premiums (and any taxes incident thereto) for disability insurance covering up to 75% of his base salary, for medical and hospitalization insurance for him, his wife, and his children under the age of 25, and for a $5.0 million term life insurance policy with such beneficiaries as he selects. The agreement contains a provision that prohibits Mr. Golden from competing with our company for a period equal to the longer of 12 months following the termination of his employment with our company, regardless of the reason therefor, or any period during which Mr. Golden receives cash severance pursuant to the terms of the agreement. The agreement also contains a provision that prohibits Mr. Golden from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company.
     The agreement provides that either we or Mr. Golden may terminate Mr. Golden’s employment at any time. If we unilaterally terminate Mr. Golden’s employment without cause, Mr. Golden will receive his base salary, an amount equal to the average of his bonus paid for each of the two fiscal years immediately preceding his termination, and any fringe benefits being received by him at the date of termination for a period equal to the greater of the remaining employment term under the agreement or one year after such termination. If Mr. Golden’s employment is terminated for reason of disability, death, by him voluntarily, or by us for cause as a result of certain acts committed by Mr. Golden (as set forth in the agreement), he will receive no further compensation under the agreement.

     If Mr. Golden’s employment is terminated for any reason other than a termination by us for cause, the agreement provides that he will receive, for the fiscal year of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of termination, as determined by our Board of Directors. If Mr. Golden’s employment is terminated after the first anniversary of the agreement for any reason other than a termination by us for cause, the options granted pursuant to the agreement or pursuant to his previous employment agreement that are vested as of the date of termination will have a nine-month post-termination exercise period. If Mr. Golden’s employment is terminated for any reason other than a termination by us for cause or due to our non-renewal of the agreement at the end of the term or any yearly extension of such term or due to non-renewal of the agreement by Mr. Golden with six months advance notice, we will continue to pay the life insurance premiums on any then existing life insurance policy provided by our company, up to an annual premium of $20,000, until the third anniversary of the termination of Mr. Golden’s employment. If Mr. Golden’s employment is terminated as a result of the non-renewal of the agreement at the end of the term or any yearly extension of such term, Mr. Golden will receive, for a period of three years following the termination, secretarial support of an employee of our company at our offices or, at the discretion of our company, a cash payment in lieu of the secretarial support in the amount of $10,000 per year.
     In the event of a change in control of our company, Mr. Golden may, at his option and upon written notice to us, terminate his employment, unless (a) the change in control has been approved by our Board of Directors, (b) the provisions of the agreement remain in full force and effect, and (c) Mr. Golden suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that Mr. Golden will be considered to suffer a reduction in his status, duties, or authority, if, after the change in control, (i) he is not the chief executive officer of the company that succeeds to our business, (ii) such company’s stock is not listed on a national stock exchange (such as the New York Stock Exchange, the Nasdaq National Market, or the American Stock Exchange), or (iii) such company terminates Mr. Golden or reduces his status, duties, authority, or compensation within one year of the change in control. If Mr. Golden terminates his employment due to a change in control not approved by the Board of Directors or following which the agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive his base salary, an amount equal to the average of his bonus paid for each of the two fiscal years immediately preceding his termination, and any fringe benefits being received by him at the date of termination for a period equal to the greater of the remaining employment term under the agreement or two years after such termination, and any options and restricted stock units granted will immediately vest.
     The text included with this Report is available on the registrant’s website located at www.smith-wesson.com, although the registrant reserves the right to discontinue that availability at any time.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

10.5	Employment Agreement dated November 12, 2007 between the Registrant and Michael F. Golden.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: November 16, 2007	By:	/s/ John A. Kelly
John A. Kelly
Chief Financial Officer

EXHIBIT INDEX

10.5	Employment Agreement dated November 12, 2007 between the Registrant and Michael F. Golden.